Exhibits 5.1 and 23.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

February 20, 2024

Ventas, Inc. 353 N. Clark Street, Suite 3300 Chicago, Illinois 60654

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (the “Company”), and Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Partnership”), are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.25 per share (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”) of the Company; (iii) the Company’s senior debt securities (the “Company Senior Debt Securities”), which may be issued pursuant to a senior debt indenture, dated February 23, 2018, among the Company, the Partnership, the guarantors named therein and U.S. Bank Trust Company National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) (the “Senior Debt Indenture”), and the Company’s subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”), which may be issued pursuant to a subordinated debt indenture which may be entered into among the Company, the Partnership, the guarantors named therein and the Trustee (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”); (iv) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”), (v) depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”), which may be issued under one or more preferred stock depositary agreements (each, a “Deposit Agreement”) to be entered into between the Company and a preferred stock depositary (the “Depositary”); (vi) the Partnership’s senior debt securities (the “Partnership Senior Debt Securities”), which may be issued pursuant to the Senior Debt Indenture, and the Partnership’s subordinated debt securities (the “Partnership Subordinated Debt Securities” and, together with the Partnership Senior Debt Securities, the “Partnership Debt Securities”; the Company Debt Securities and the Partnership Debt Securities, collectively, the “Debt Securities”), which may be issued pursuant to the Subordinated Indenture; (vii) guarantees of the Partnership Debt Securities by the Company (the “Company Guarantees”), to be issued under the Indentures; and (viii) guarantees of the Company Debt Securities by the Partnership (the “Partnership Guarantees” and, together with the Company Guarantees, the “Guarantees”), to be issued under the Indentures.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Ventas, Inc.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Partnership that we reviewed were and are accurate and (vii) all representations made by the Company and the Partnership as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	Assuming the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company, the Partnership and, if applicable, the guarantors therein; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indentures; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indentures and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and the Partnership, and each of the related Guarantees will constitute valid and binding obligations of the Company and the Partnership, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Partnership Guarantees or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

February 20, 2024	2

Ventas, Inc.

4.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.	When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company and the general partner of the Partnership, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iii) the Indentures, the Debt Securities, the Warrant Agreement, the Guarantees and the Deposit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and the Partnership); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company or the Partnership of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Partnership and (ii) any Warrant Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of the Offered Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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